UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2007

                                                           PLANETLINK COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

                  Georgia                                                                                                    000-31763                                                                                58-2466623
(State or other jurisdiction                                                                                        (Commission                                                                              (IRS Employer
         of incorporation)                                                                                         File Number)                                                                         Identification No.)

                                                    1415 Bookhout Drive, Cumming, GA, 30041
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code        (678) 455-7075

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 12, 2007, Ms. Amy Trombly and Mr. James Crane tendered their resignation from the Board of Directors.  The text of their resignation letter is as follows:

Dear Mr. Bain,

We just read your 8-K.  We were not notified of the shareholder meeting nor, to our knowledge, were other shareholders.  We question whether such shareholder meeting complied with applicable state law and whether your 8-K contained accurate information. In addition to the 8-K you filed today without Board notice or consent, you filed an amended 10-QSB for the period ending June 30, 2007 without Board notice or consent.

In the course of our Board work, we uncovered some significant accounting irregularities.  Upon our notification to you of such irregularities, you immediately filed an 8-K attempting to terminate us.  We have no choice but to raise such matters to regulatory authorities as we can not apparently attempt to resolve them internally.

Additionally, we had been working on proposals brought to the Company that, had we been permitted to pursue them, had the potential to provide shareholders with significant value.  Since you have attempted to block such deals, we feel we can no longer do an effective job as Board members nor fulfill our fiduciary duties.

We note in your 8-K filed today that the Company's subsidiary entered into a letter of intent of October 10, 2007. This was done without Board knowledge or approval.

Finally, since our appointment, we have worked hundreds of hours uncompensated for the Company.  You have refused to provide us any cash compensation for such work and you have made every effort to cancel the equity compensation granted to us for board, legal and accounting services for just under a full year.

It is with great regret that we resign from the Board. We are deeply disappointed in your vague references to our performance and would welcome the opportunity at any time to make the documents reflecting our Board meetings public. We have strived, even without compensation, to better the Company for the shareholders, however the obstacles and resistance are apparently too great for us to overcome.

We sincerely hope, now that you have taken matters into you own hands, you will make the right moves to evaluate and correct the SEC reporting and you will make the best deals possible for the shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                     PlanetLink Communications, Inc.
             (Registrant)
Date:   October 12, 2007
                                                    By:                    /s/ Amy Trombly
Amy Trombly
Board Member

                                                    By:                    /s/ James Crane
James Crane
Board Member